UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 15, 2008, William E. Turcotte resigned as Senior Vice President, General Counsel and Corporate Secretary of Cornell Companies, Inc.

Item 7.01                                             Regulation FD Disclosure.

On December 12, 2008, Cornell Companies, Inc. (the “Company”) settled a lawsuit the Company had filed in the United States District Court for the Eastern District of Pennsylvania against the Borough of New Morgan (the “Borough”), New Morgan Borough Council and certain individual council members.  The lawsuit involved the operation of the Company’s Abraxas Academy in New Morgan, Pennsylvania and a sewage treatment facility that is owned by the Borough.

In connection with the settlement, all claims have been terminated and finally settled, including those concerning the operation and occupancy of the facility and the sewage treatment plant.  Neither party has admitted any claim or contention made by the other party. The Company received $1,550,000 from the Borough and agreed to pay the Borough unpaid sewage treatment bills in the amount of $200,000 through September 30, 2008.

This one-time net settlement is expected to increase earnings for the fourth quarter 2008, and Company management consequently expects earnings per share for the fourth quarter to range from $0.42 to $0.46 per share. For the full year, management anticipates earnings of $1.43 to $1.47 per share.

The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements involving the Company’s future earnings, as well as any other statements that are not historical facts. Such statements are subject to numerous risks, uncertainties and assumptions including but not limited to Cornell’s ability to perform according to its current expectations, changes in supply and demand, actions by governmental agencies and other third parties, access to capital and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission, which are available free of charge on the SEC’s website at http://www.sec.gov.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise. Information in the press release is subject to adjustment resulting from further review and the obtainment of additional information that may impact our consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: December 16, 2008

	By:	/s/ John Nieser
John Nieser
Senior Vice President, Chief Financial Officer and
Treasurer